Exhibit 99.1

Press Release
MoneyOnMobile, Inc. Schedules Third Quarter 2017 Earnings Conference Call
DALLAS and MUMBAI, INDIA--(February 10, 2017) - MoneyOnMobile, Inc. (OTCQX: MOMT) will provide an operational update and unaudited financial results of the company's third quarter of fiscal year 2017 during a conference call and webcast on Tuesday, February 14th, 2017 at 12 p.m. CST (1 p.m. EST). Harold Montgomery, CEO, and Scott Arey, CFO, will present from Dallas, Texas.

Participants within the U.S. can join the call and webcast by dialing 1-888-454-4209. Those dialing in from outside the U.S. can call +1-913-981-5571. The Conference ID is 3689686. Access to the presentation can be obtained via the following link: http://public.viavid.com/index.php?id=122925

About MoneyOnMobile, Inc.
MoneyOnMobile, Inc. is a global mobile payments technology and processing company offering mobile payment services through its Indian subsidiary. MoneyOnMobile enables Indian consumers to use mobile phones to pay for goods and services or transfer funds from one cell phone to another. It can be used as simple SMS text functionality or through the MoneyOnMobile application or internet site. MoneyOnMobile has more than 325,000 retail locations throughout India.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 19, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Web site: http://MoneyOnMobile.in
Twitter: https://twitter.com/MoneyOnMobileIR
Facebook: https://www.facebook.com/MoneyOnMobileIR/
LinkedIn: https://www.linkedin.com/company/MoneyOnmobile
YouTube: https://www.youtube.com/channel/UCxqO4N1z9acnQmEysjqfBaQ

Investor Relations Contact:
Greg Allbright
VP, Corporate Communications
MoneyOnMobile
214-758-8609
gallbright@moneyonmobile.in